Exhibit 23 (a)

(Letterhead of Arthur Andersen LLP)


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Capital City Bank Group, Inc.
Tallahassee, Florida

We have audited the accompanying consolidated statement of financial condition of Capital City Bank Group, Inc. (a Florida Corporation) and subsidiaries as of December 31, 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Capital City Bank Group, Inc. and subsidiaries as of December 31, 1993 and 1992, were audited by other auditors whose report dated February 4, 1994, on those statements was unqualified and included an explanatory paragraph that described the change in the Company's method of accounting for income taxes in 1993, as discussed in Note 1 to the financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital City Bank Group, Inc. and subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, Capital City Bank Group, Inc., changed its method of accounting for investment securities, effective January 1, 1994.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 27, 1995